Investors:    David Gennarelli, david.gennarelli@autodesk.com, 415-507-6033

Press:         Greg Eden, greg.eden@autodesk.com, 415-547-2135

AUTODESK REPORTS RECORD FOURTH QUARTER REVENUE
Deferred Revenue Grows 16 Percent
Suites Revenue Grows 17 Percent

SAN RAFAEL, Calif., FEBRUARY 25, 2013-- Autodesk, Inc. (NASDAQ: ADSK) today reported financial results for the fourth quarter and full fiscal year ended January 31, 2013.

Fourth Quarter Fiscal 2013

•	Revenue was $607 million, an increase of 2 percent compared to the fourth quarter of fiscal 2012.

•	GAAP operating margin was 14 percent, compared to 15 percent in the fourth quarter of fiscal 2012.

•
Non-GAAP operating margin increased by approximately 140 basis points to 25 percent, compared with 24 percent in the fourth quarter of fiscal 2012. A reconciliation of GAAP to non-GAAP results is provided in the accompanying tables.

•	GAAP diluted earnings per share were $0.32, compared to $0.31 in the fourth quarter of fiscal 2012.

•	Non-GAAP diluted earnings per share were $0.53, compared to $0.46 in the fourth quarter of fiscal 2012.

•	Deferred revenue increased 16 percent to a record $835 million, compared to the fourth quarter of fiscal 2012.

•	Cash flow from operating activities was $156 million, compared to $175 million in the fourth quarter of fiscal 2012.

Fiscal 2013

•	Revenue increased 4 percent to $2.3 billion, compared to fiscal 2012.

•	Record total billings and maintenance billings.

•	GAAP operating margin decreased to 13 percent, compared to 16 percent in fiscal 2012.

•	Non-GAAP operating margin increased approximately135 basis points to 25 percent, compared to 24 percent in fiscal 2012.

•	GAAP diluted earnings per share were $1.07, compared to diluted earnings per share of $1.22 in fiscal 2012.

•	Non-GAAP diluted earnings per share were an historic high of $1.94, compared to non-GAAP diluted earnings per share of $1.74 in fiscal 2012.

•	Cash flow from operations was $559 million, a decrease of 3 percent compared to fiscal 2012.

"We are pleased with our stronger than expected fourth quarter results” said Carl Bass, Autodesk president and CEO. “While the global economic picture remains mixed, we ended the year strong, driven by increasing demand for our design and creation suites, record revenue in our AEC and manufacturing business segments, and strong large deal volume.

“Our ongoing cost management measures, which we consider as simply running the business wisely, contributed to the delivery of meaningful non-GAAP operating margin improvement for the year,” continued Bass. "We achieved record non-GAAP EPS despite a mixed economy and lower than expected revenue growth. We also made meaningful progress on our 360 family of cloud based products, which we believe positions us and our customers for success in the future. Looking forward to fiscal 2014, we are continuing to lead the industry in innovation and drive revenue and profitability growth."

Fourth Quarter Operational Overview
EMEA revenue was $238 million, an increase of 2 percent compared to the fourth quarter last year as reported and an increase of 7 percent on a constant currency basis. Revenue in the Americas was $221 million, a decrease of 2 percent compared to the fourth quarter last year as reported. Revenue in Asia Pacific was $148 million, an increase of 11 percent compared to the fourth quarter last year as reported and 12 percent on a constant currency basis. Revenue from emerging economies was $84 million, a decrease of 11 percent compared to the fourth quarter last year as reported and 9 percent on a constant currency basis. Revenue from emerging economies represented 14 percent of total revenue in the fourth quarter.

Revenue from the Platform Solutions and Emerging Business segment was $198 million, a decrease of 7 percent compared to the fourth quarter last year. Revenue from the AEC business segment was $207 million, an increase of 18 percent compared to the fourth quarter last year. Revenue from the Manufacturing business segment was $155 million, an increase of 5 percent compared to the fourth quarter last year. Revenue from the Media and Entertainment business segment was $47 million, a decrease of 16 percent compared to the fourth quarter last year.

Revenue from Flagship products was $328 million, a decrease of 1 percent compared to the fourth quarter last year. Revenue from Suites was $189 million, an increase of 17 percent compared to the fourth quarter last year.

Revenue from New and Adjacent products was $90 million, a decrease of 10 percent compared to the fourth quarter last year.

Fourth quarter results included a one-time benefit of approximately $24 million in revenue related to a promotion that was run in advance of an increase in upgrade pricing.

Deferred revenue at the end of the fourth quarter was a record high of $835 million, an increase of 16 percent compared to the fourth quarter last year.

“We achieved strong non-GAAP operating margin expansion in the fourth quarter and the fiscal year, driven by revenue growth and our ongoing focus on cost controls while continuing to make key investments in our business” said Mark Hawkins, Autodesk executive vice president and CFO. "Our balance sheet remains exceptionally strong as maintenance billings contributed to a record deferred revenue balance. During the fourth quarter, we also raised $750 million in our debt IPO, strengthening our domestic cash balance and providing Autodesk with greater financial flexibility.”

Business Outlook
The following statements are forward-looking statements that are based on current expectations and assumptions, and involve risks and uncertainties some of which are set forth below. Autodesk's business outlook for the first quarter and full year fiscal 2014 assumes, among other things, a continuation of the current economic environment and foreign exchange currency rate environment, and interest expense related to Autodesk's $750 million debt offering in December 2012.

First Quarter Fiscal 2014

1Q FY14 Guidance Metrics	1Q FY14 (ending April 30, 2013)
Revenue (in millions)	$570 - $590
EPS GAAP	$0.23 - $0.28
EPS Non-GAAP	$0.41 - $0.46
Non-GAAP earnings per diluted share exclude $0.12 related to stock-based compensation expense, and $0.06 for the amortization of acquisition related intangibles, net of tax.

Full Year Fiscal 2014
Net revenue for fiscal 2014 is expected to increase by approximately 6 percent compared to fiscal 2013. Autodesk anticipates fiscal 2014 GAAP operating margin to increase approximately 455 to 480 basis points and non-GAAP operating margin to increase approximately 125 to 150 basis points compared to fiscal 2013.  A reconciliation between the GAAP and non-GAAP estimates for fiscal 2014 is provided in the tables following this press release.

Both first quarter fiscal 2014 and full year fiscal 2014 outlooks assume annual effective tax rates of approximately 24.5 percent and approximately 25.5 percent for GAAP and non-GAAP results, respectively. These rates do not include one-time discrete items but do reflect the recently enacted extension of the federal R&D tax credit benefit through December 31, 2013.

Earnings Conference Call and Webcast
Autodesk will host its fourth quarter conference call today at 5:00 p.m. ET. The live broadcast can be accessed at http://www.autodesk.com/investors. Supplemental financial information and prepared remarks for the conference call will be posted to the investor relations section of Autodesk's website simultaneously with this press release.

NOTE: The prepared remarks will not be read on the conference call. The conference call will include only brief remarks followed by questions and answers.

A replay of the broadcast will be available at 7:00 pm ET at http://www.autodesk.com/investors. This replay will be maintained on Autodesk's website for at least 12 months.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraph under “Business Outlook” above, statements regarding future products, revenue and profitability, and other statements regarding our expected strategies, market and products positions, performance, and results. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: general market, political, economic and business conditions; failure to maintain our revenue growth and profitability; failure to maintain cost reductions and productivity increases or otherwise control our expenses; the success of our internal reorganization and restructuring activities; our performance in particular geographies, including emerging economies; the ability of governments around the world to meet their financial and debt obligations, and finance infrastructure projects; failure to successfully incorporate sales of licenses of products suites into our overall sales strategy; weak or negative growth in the industries we serve; failure to successfully expand adoption of our products including key initiatives; slowing momentum in maintenance billings or revenues; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the financial and business condition of our reseller and distribution channels; dependence on and the timing of large transactions; fluctuation in foreign currency exchange rates; the success of our foreign currency hedging program; failure to achieve sufficient sell-through in our channels for new or existing products; pricing pressure; unexpected fluctuations in our tax rate; the timing and degree of expected investments in growth and efficiency opportunities; changes in the timing of product releases and retirements; failure of key new applications to achieve anticipated levels of customer acceptance; failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants; the expense and impact of legal or regulatory proceedings; and any unanticipated accounting charges.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's report on Form 10-K for the year ended January 31, 2012 and Forms 10-Q for the quarters ended April 30, 2012, July 31, 2012 and October 31, 2012, which are on file with the U.S. Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Autodesk
Autodesk, Inc., is a leader in 3D design, engineering and entertainment software. Customers across the manufacturing, architecture, building, construction, and media and entertainment industries - including the last 18 Academy Award winners for Best Visual Effects - use Autodesk software to design, visualize, and simulate their ideas. Since its introduction of AutoCAD software in 1982, Autodesk continues to develop the broadest portfolio of state-of-the-art software for global markets. For additional information about Autodesk, visit www.autodesk.com.

Autodesk and AutoCAD are registered trademarks or trademarks of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. Academy Award is a registered trademark of the Academy of Motion Picture Arts and Sciences. All other brand names, product names, or trademarks belong to their respective holders. Autodesk reserves the right to alter product and service offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.
© 2013 Autodesk, Inc. All rights reserved.

Autodesk, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue:
License and other	$372.0	$370.2	$1,390.6	$1,357.6
Maintenance	234.9	222.2	921.6	858.0
Total net revenue	606.9	592.4	2,312.2	2,215.6
Cost of revenue:
Cost of license and other revenue	52.4	48.3	198.1	187.1
Cost of maintenance revenue	9.6	9.2	40.4	42.0
Total cost of revenue	62.0	57.5	238.5	229.1
Gross profit	544.9	534.9	2,073.7	1,986.5
Operating expenses:
Marketing and sales	236.0	233.5	875.5	842.6
Research and development	149.4	149.5	600.0	566.5
General and administrative	67.7	60.1	248.4	223.1
Restructuring charges (benefits), net	7.2	—	43.9	(1.3)
Total operating expenses	460.3	443.1	1,767.8	1,630.9
Income from operations	84.6	91.8	305.9	355.6
Interest and other income, net	1.5	1.1	4.1	7.3
Income before income taxes	86.1	92.9	310.0	362.9
Provision for income taxes	(11.6)	(20.9)	(62.6)	(77.6)
Net income	$74.5	$72.0	$247.4	$285.3
Basic net income per share	$0.33	$0.32	$1.09	$1.25
Diluted net income per share	$0.32	$0.31	$1.07	$1.22
Weighted average shares used in computing basic net income per share	224.1	226.1	226.4	227.7
Weighted average shares used in computing diluted net income per share	229.6	231.5	231.7	233.3

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	January 31,	January 31,
	2013	2012
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$1,612.2	$1,156.9
Marketable securities	342.1	254.4
Accounts receivable, net	495.1	395.1
Deferred income taxes	42.2	30.1
Prepaid expenses and other current assets	60.8	59.4
Total current assets	2,552.4	1,895.9
Marketable securities	411.1	192.8
Computer equipment, software, furniture and leasehold improvements, net	114.9	104.5
Purchased technologies, net	76.0	84.6
Goodwill	871.5	682.4
Deferred income taxes, net	122.8	135.8
Other assets	159.7	131.8
	$4,308.4	$3,227.8
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$94.2	$89.3
Accrued compensation	189.6	183.9
Accrued income taxes	13.9	14.4
Deferred revenue	647.0	582.3
Other accrued liabilities	99.0	84.2
Total current liabilities	1,043.7	954.1
Deferred revenue	187.6	136.9
Long term income taxes payable	194.2	174.8
Long term notes payable, net of discount	745.6	—
Other liabilities	94.1	79.1
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock and additional paid-in capital	1,449.8	1,365.4
Accumulated other comprehensive (loss) income	(5.7)	5.9
Retained earnings	599.1	511.6
Total stockholders’ equity	2,043.2	1,882.9
	$4,308.4	$3,227.8

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Twelve Months Ended January 31,
	2013	2012
	(Unaudited)
Operating activities:
Net income	$247.4	$285.3
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and accretion	127.8	115.5
Stock-based compensation expense	156.3	108.8
Excess tax benefits from stock-based compensation	(12.9)	(31.5)
Restructuring charges (benefits), net	43.9	(1.3)
Other operating activities	6.7	(0.3)
Changes in operating assets and liabilities, net of business combinations	(10.1)	97.0
Net cash provided by operating activities	559.1	573.5
Investing activities:
Purchases of marketable securities	(1,397.7)	(614.2)
Sales of marketable securities	332.9	149.5
Maturities of marketable securities	764.8	409.6
Capital expenditures	(56.4)	(63.0)
Acquisitions, net of cash acquired	(263.7)	(221.7)
Other investing activities	(27.1)	(30.5)
Net cash used in investing activities	(647.2)	(370.3)
Financing activities:
Proceeds from issuance of common stock, net of issuance costs	220.2	176.1
Repurchases of common stock	(431.2)	(327.4)
Draws on line of credit	110.0	—
Proceeds from debt, net of discount	745.6	—
Repayments of line of credit	(110.0)	—
Excess tax benefits from stock-based compensation	12.9	31.5
Other financing activities	(6.1)	—
Net cash provided by (used in) financing activities	541.4	(119.8)
Effect of exchange rate changes on cash and cash equivalents	2.0	(1.6)
Net increase in cash and cash equivalents	455.3	81.8
Cash and cash equivalents at beginning of fiscal year	1,156.9	1,075.1
Cash and cash equivalents at end of fiscal year	$1,612.2	$1,156.9

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP cost of license and other revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP restructuring charges (benefits), non-GAAP income from operations, non-GAAP operating margin, non-GAAP interest and other income (expense), non-GAAP provision for income taxes, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Twelve Months Ended
	January 31,		January 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$52.4	$48.3	$198.1	$187.1
Stock-based compensation expense	(1.4)	(1.1)	(5.2)	(3.9)
Amortization of developed technology	(10.4)	(10.3)	(39.7)	(38.0)
Non-GAAP cost of license and other revenue	$40.6	$36.9	$153.2	$145.2

GAAP gross profit	$544.9	$534.9	$2,073.7	$1,986.5
Stock-based compensation expense	1.4	1.1	5.2	3.9
Amortization of developed technology	10.4	10.3	39.7	38.0
Non-GAAP gross profit	$556.7	$546.3	$2,118.6	$2,028.4

GAAP marketing and sales	$236.0	$233.5	$875.5	$842.6
Stock-based compensation expense	(16.9)	(13.5)	(64.3)	(48.3)
Non-GAAP marketing and sales	$219.1	$220.0	$811.2	$794.3

GAAP research and development	$149.4	$149.5	$600.0	$566.5
Stock-based compensation expense	(12.2)	(10.5)	(61.8)	(38.1)
Non-GAAP research and development	$137.2	$139.0	$538.2	$528.4

GAAP general and administrative	$67.7	$60.1	$248.4	$223.1
Stock-based compensation expense	(7.0)	(4.9)	(25.0)	(18.5)
Amortization of customer relationships and trade names	(12.6)	(8.3)	(42.1)	(32.3)
Non-GAAP general and administrative	$48.1	$46.9	$181.3	$172.3

GAAP restructuring charges (benefits), net	$7.2	$—	$43.9	$(1.3)

Restructuring (charges) benefits	(7.2)	—	(43.9)	1.3
Non-GAAP restructuring charges (benefits), net	$—	$—	$—	$—

GAAP operating expenses	$460.3	$443.1	$1,767.8	$1,630.9
Stock-based compensation expense	(36.1)	(28.9)	(151.1)	(104.9)
Amortization of customer relationships and trade names	(12.6)	(8.3)	(42.1)	(32.3)
Restructuring (charges) benefits	(7.2)	—	(43.9)	1.3
Non-GAAP operating expenses	$404.4	$405.9	$1,530.7	$1,495.0

GAAP income from operations	$84.6	$91.8	$305.9	$355.6
Stock-based compensation expense	37.5	30.0	156.3	108.8
Amortization of developed technology	10.4	10.3	39.7	38.0
Amortization of customer relationships and trade names	12.6	8.3	42.1	32.3
Restructuring charges (benefits)	7.2	—	43.9	(1.3)
Non-GAAP income from operations	$152.3	$140.4	$587.9	$533.4

GAAP interest and other income, net	$1.5	$1.1	$4.1	$7.3
(Gain) loss on strategic investments	0.2	(0.3)	4.0	(0.3)
Non-GAAP interest and other income, net	$1.7	$0.8	$8.1	$7.0

GAAP provision for income taxes	$(11.6)	$(20.9)	$(62.6)	$(77.6)
Discrete GAAP tax provision items	(7.7)	0.6	(26.7)	(6.8)
Income tax effect of non-GAAP adjustments	(13.9)	(15.1)	(56.7)	(50.9)
Non-GAAP provision for income tax	$(33.2)	$(35.4)	$(146.0)	$(135.3)

GAAP net income	$74.5	$72.0	$247.4	$285.3
Stock-based compensation expense	37.5	30.0	156.3	108.8
Amortization of developed technology	10.4	10.3	39.7	38.0
Amortization of customer relationships and trade names	12.6	8.3	42.1	32.3
Restructuring charges (benefits)	7.2	—	43.9	(1.3)
(Gain) loss on strategic investments	0.2	(0.3)	4.0	(0.3)
Discrete GAAP tax provision items	(7.7)	0.6	(26.7)	(6.8)
Income tax effect of non-GAAP adjustments	(13.9)	(15.1)	(56.7)	(50.9)
Non-GAAP net income	$120.8	$105.8	$450.0	$405.1

GAAP diluted net income per share	$0.32	$0.31	$1.07	$1.22
Stock-based compensation expense	0.16	0.13	0.67	0.47
Amortization of developed technology	0.05	0.04	0.18	0.16
Amortization of customer relationships and trade names	0.05	0.04	0.18	0.14
Restructuring charges (benefits)	0.03	—	0.18	(0.01)
(Gain) loss on strategic investments	—	—	0.02	—
Discrete GAAP tax provision items	(0.02)	—	(0.12)	(0.03)
Income tax effect of non-GAAP adjustments	(0.06)	(0.06)	(0.24)	(0.21)
Non-GAAP diluted net income per share	$0.53	$0.46	$1.94	$1.74

(1) Effective in the second quarter of fiscal 2013, Autodesk began excluding gains and losses on strategic investments for purposes of its non-GAAP financial measures. Prior period non-GAAP interest and other income (expense), net, net income and earnings per share amounts have been revised to conform to the current period presentation.

Autodesk, Inc.

Other Supplemental Financial Information (a)

Fiscal Year 2013	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013
Financial Statistics ($ in millions, except per share data):
Total Net Revenue:	$589	$569	$548	$607	$2,312
License and Other Revenue	$361	$341	$317	$372	$1,391
Maintenance Revenue	$228	$228	$231	$235	$922

GAAP Gross Margin	90%	89%	89%	90%	90%
Non-GAAP Gross Margin (1)(2)	92%	91%	91%	92%	92%

GAAP Operating Expenses	$436	$416	$456	$460	$1,768
GAAP Operating Margin	16%	16%	6%	14%	13%
GAAP Net Income	$79	$65	$29	$75	$248
GAAP Diluted Net Income Per Share (b)	$0.34	$0.28	$0.13	$0.32	$1.07

Non-GAAP Operating Expenses (1)(3)	$396	$376	$355	$404	$1,531
Non-GAAP Operating Margin (1)(4)	25%	25%	27%	25%	25%
Non-GAAP Net Income (1)(5)(c)	$109	$111	$109	$121	$450
Non-GAAP Diluted Net Income Per Share (1)(6)(b)(c)	$0.47	$0.48	$0.47	$0.53	$1.94

Total Cash and Marketable Securities	$1,796	$1,717	$1,737	$2,365	$2,365
Days Sales Outstanding	46	58	49	74	74
Capital Expenditures	$12	$17	$17	$12	$56
Cash Flow from Operating Activities	$139	$107	$157	$156	$559
GAAP Depreciation, Amortization and Accretion	$29	$29	$35	$35	$128

Deferred Maintenance Revenue Balance	648	672	634	734	734

Revenue by Geography:
Americas	$208	$199	$209	$221	$836
Europe, Middle East and Africa	$224	$210	$196	$238	$869
Asia Pacific	$157	$161	$142	$148	$608
% of Total Rev from Emerging Economies	14%	15%	15%	14%	14%

Revenue by Segment:
Platform Solutions and Emerging Business (c)	$229	$218	$205	$198	$850
Architecture, Engineering and Construction	$163	$161	$163	$207	$694
Manufacturing	$146	$141	$132	$155	$574
Media and Entertainment	$51	$49	$48	$47	$194

Other Revenue Statistics (c):
% of Total Rev from Flagship (d)	58%	57%	55%	54%	56%
% of Total Rev from Suites	28%	29%	30%	31%	30%

% of Total Rev from New and Adjacent (d)	14%	14%	15%	15%	15%
% of Total Rev from AutoCAD and AutoCAD LT	35%	34%	33%	29%	33%
Upgrade and Crossgrade Revenue (e)	$50	$34	$32	$62	$178

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign
Currencies Compared to Comparable Prior Year Period:
FX Impact on Total Net Revenue	$14	$(1)	$(10)	$(15)	$(12)
FX Impact on Cost of Revenue and Total Operating Expenses	$(2)	$6	$7	$1	$12
FX Impact on Operating Income	$12	$5	$(3)	$(14)	$—

Gross Margin by Segment (c):
Platform Solutions and Emerging Business	$216	$204	$191	$184	$795
Architecture, Engineering and Construction	$149	$146	$150	$190	$635
Manufacturing	$134	$130	$122	$145	$531
Media and Entertainment	$42	$39	$38	$38	$157
Unallocated amounts	$(11)	$(11)	$(11)	$(12)	$(45)

Common Stock Statistics:
Common Shares Outstanding	229.7	226.7	224.5	223.6	223.6
Fully Diluted Weighted Average Shares Outstanding	234.1	232.1	229.9	229.6	231.7
Shares Repurchased	2.5	3.4	4.0	2.6	12.5

(a) Totals may not agree with the sum of the components due to rounding.
(b) Earnings per share were computed independently for each of the periods presented; therefore the sum of the earnings per share amounts for the quarters may not equal the total for the year.
(c) Prior amounts have been conformed to align with the current period presentation.
(d) The first three quarters of 2013 percentages have been updated to reflect an adjustment implemented after we reported our results of operations for the third quarter of fiscal 2013.
(e) Starting in 1Q fiscal 2014, Autodesk will discontinue reporting revenue from upgrades and crossgrades and will report only total license revenue and total maintenance revenue.

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP net income, and non-GAAP net income per share. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, restructuring charges, amortization of purchased intangibles, gain and loss on strategic investments, and related income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods. There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying Autodesk's press release.

	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2013
(2) GAAP Gross Margin	90%	89%	89%	90%	90%
Stock-based compensation expense	—%	—%	—%	—%	—%
Amortization of developed technology	2%	2%	2%	2%	2%
Non-GAAP Gross Margin	92%	91%	91%	92%	92%

(3) GAAP Operating Expenses	$436	$416	$456	$460	$1,768
Stock-based compensation expense	(32)	(32)	(51)	(36)	(151)
Amortization of customer relationships and trade names	(8)	(8)	(14)	(13)	(42)
Restructuring (charges) benefits, net	—	—	(37)	(7)	(44)
Non-GAAP Operating Expenses	$396	$376	$355	$404	$1,531

(4) GAAP Operating Margin	16%	16%	6%	14%	13%
Stock-based compensation expense	6%	6%	10%	6%	7%
Amortization of developed technology	2%	2%	2%	2%	1%
Amortization of customer relationships and trade names	1%	1%	2%	2%	2%
Restructuring charges (benefits), net	—%	—%	7%	1%	2%
Non-GAAP Operating Margin	25%	25%	27%	25%	25%

(5) GAAP Net Income	$79	$65	$29	$75	$248
Stock-based compensation expense	33	34	52	38	156
Amortization of developed technology	10	10	10	10	40
Amortization of customer relationships and trade names	8	8	14	13	42
Restructuring charges (benefits), net	—	—	37	7	44
(Gain) loss on strategic investments (7)	(1)	5	—	—	4
Discrete GAAP tax provision items	(6)	3	(16)	(8)	(27)
Income tax effect of non-GAAP adjustments	(14)	(12)	(17)	(14)	(57)
Non-GAAP Net Income	$109	$111	$109	$121	$450

(6) GAAP Diluted Net Income Per Share	$0.34	$0.28	$0.13	$0.32	$1.07
Stock-based compensation expense	0.14	0.15	0.23	0.16	0.67
Amortization of developed technology	0.04	0.04	0.04	0.05	0.18
Amortization of customer relationships and trade names	0.03	0.03	0.06	0.05	0.18
Restructuring charges (benefits), net	—	—	0.15	0.03	0.18
(Gain) loss on strategic investments (7)	—	0.02	—	—	0.02
Discrete GAAP tax provision items	(0.03)	0.01	(0.07)	(0.02)	(0.12)
Income tax effect of non-GAAP adjustments	(0.05)	(0.05)	(0.07)	(0.06)	(0.24)
Non-GAAP Diluted Net Income Per Share	$0.47	$0.48	$0.47	$0.53	$1.94

(7) Effective in the second quarter of fiscal 2013, Autodesk began excluding gains and losses on strategic investments for purposes of its non-GAAP financial measures. Prior period non-GAAP interest and other income (expense), net, net income and earnings per share amounts have been revised to conform to the current period presentation.

Reconciliation for Fiscal 2014:
The following is a reconciliation of anticipated fiscal 2014 GAAP and non-GAAP operating margins:

	Fiscal 2014
Projected non-GAAP operating margin basis-point (bpt) improvement range	125 bpt	150 bpt
GAAP operating margin basis point improvement over prior year	455	480
Stock-based compensation expense	(180)	(180)
Amortization of purchased intangibles	(40)	(40)
Restructuring charges	(110)	(110)
Non-GAAP operating margin basis point improvement over prior year	125	150

Reconciliation for Long Term Operating Margins:
Autodesk is not able to provide targets for our long term (ending with fiscal year 2015) GAAP operating margins at this time because of the difficulty of estimating certain items that are excluded from non-GAAP that affect operating margin, such as charges related to stock-based compensation expense and amortization of acquisition related intangibles, the effect of which may be significant.